SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported)  August 27, 1996

                         BALCOR REALTY INVESTORS - 84
         ------------------------------------------------------------
                           Exact Name of Registrant


Illinois                                0-13349
- ---------------------------------       ----------------------------------
State or other jurisdiction             Commission file number

2355 Waukegan Road
Suite A200
Bannockburn, Illinois                   36-3215399
- ---------------------------------       ----------------------------------
Address of principal                    I.R.S. Employer
executive offices                       Identification
                                        Number

60015
- ---------------------------------
Zip Code


              Registrant's telephone number, including area code:
                                (847) 267-1600

Item 2. Acquisition or Disposition of Assets
- ----------------------------------------------------

Woodland Hills Apartments

In 1983, the Partnership acquired the Woodland Hills Apartments, Irving, Texas, utilizing approximately $3,918,095 in offering proceeds. The property was acquired subject to first mortgage financing of approximately $7,145,000. In 1988, the existing loan was refinanced with a $5,060,000 first mortgage loan from a third party lender and a $1,797,098 loan from an affiliate of the general partner ("Second Loan"). In 1993, the first mortgage loan was again refinanced with a new first mortgage loan of $5,054,563 (the "Loan"). The Partnership used these proceeds to repay the prior first mortgage loan. Additionally, as a requirement of the first mortgage loan, the Partnership used cash reserves to repay a portion of the Second Loan so that the outstanding balance was reduced to $585,171.

On August 27, 1996, the Partnership contracted to sell the property for a sale price of $7,500,000 to an unaffiliated party, TGM Realty Corp. #5, a Delaware corporation. The purchaser has deposited $300,000 into an escrow account as earnest money and will pay the remaining $7,200,000 at closing, which is scheduled for September 30, 1996. From the proceeds of the sale, the Partnership will repay the Loan and the Second Loan which are expected to have outstanding loan balances at closing of approximately $4,919,000 and $337,000, respectively, and pay $150,000 to an unaffiliated third party as a brokerage commission. An affiliate of the third party providing property management services for the property will receive a fee for services rendered in connection with the sale of the property of $93,750. Additionally, the Partnership will pay the purchaser $62,500 for deferred maintenance at the property. The Partnership will receive the remaining proceeds of approximately $1,937,750, less closing costs. Of the net sale proceeds, an amount not to exceed $250,000 will be retained by the Partnership and will not be available for use or distribution by the Partnership until 90 days after the closing. Neither the General Partner nor any affiliate will receive a brokerage commission in connection with the sale of the property. The General Partner will be reimbursed by the Partnership for actual expenses incurred in connection with the sale.

Affiliates of the General Partner have sold or contracted to sell 10 other properties to the purchaser.

The closing is subject to the satisfaction of numerous terms and conditions. There can be no assurance that all of the terms and conditions will be complied with and, therefore, it is possible the sale of the property may not occur.


Item 5.  Other Matters
- ---------------------------

Courtyards of Kendall Apartments

As previously reported, on June 6, 1996, the Partnership contracted to sell the Courtyards of Kendall Apartments, Dade County, Florida, to an unaffiliated party , BH Courtyards of Kendall, L.P., an Iowa limited partnership, for a sale price of $11,000,000. On August 16, 1996, the purchaser exercised its option to terminate the agreement of sale.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
- ----------------------------------------------------------------------

     (a)  FINANCIAL STATEMENTS AND EXHIBITS:

            None

     (B)  PRO FORMA FINANCIAL INFORMATION:

            None

     (C)  EXHIBITS:

          (2) (i) Agreement of Sale and attachments thereto relating to the sale of the Woodland Hills Apartments, Irving, Texas.

              (ii) Letter dated September 9, 1996 relating to the sale of the
                   Woodland Hills Apartments, Irving, Texas.

          (99) Letter of Termination relating to the sale of Courtyards of Kendall Apartments, Dade County, Florida.


No information is required under Items 1, 3, 4, 6 and 8 and these items have, therefore, been omitted.

Signature
- -------------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                         BALCOR REALTY INVESTORS-84

                         By:  Balcor Partners-XV, an Illinois
                              general partnership, its general partner

                         By:  RGF-Balcor Associates-II, an
                              Illinois general partnership, a partner

                         By:  The Balcor Company, a Delaware corporation,
                              a partner

                         By:  /s/  Jerry M. Ogle
                              ------------------------------------
                                   Jerry M. Ogle, Vice President
                                   and Secretary

Dated:  September 10, 1996